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                              THE ALTMAN GROUP

                              Proxy Solicitation        1275 Valley Brook Avenue
                              Bankruptcy Services       Lyndhurst, NJ 07071
                              Investor Relations        Tel: 201.460.1200
                                                        Fax: 201.460.0050


Dear _______;

Pending the mailing of materials to you by the bank or broker holding your shares of Anacomp, Inc., the enclosed proxy statement is sent to you at the request of Lloyd Miller, a 17% shareholder of Anacomp, in connection with his solicitation of proxies for the election of two nominees to Anacomp's board of directors.

Additional information regarding Mr. Miller's nominees and solicitation is contained in the proxy statement, which is enclosed and also will accompany the BLUE proxy card. Mr. Miller's proxy statement has been filed with the Securities and Exchange Commission and will be mailed with the BLUE proxy card on or about February 12, 2004.

As you are probably aware, the BLUE proxy card that you will use to vote for Mr. Miller's nominees must come to you from the bank or broker holding your shares of Anacomp.

PLEASE VOTE THE BLUE PROXY CARD WHEN YOU RECEIVE YOUR PROXY FROM YOUR BANK OR BROKER. EVEN IF YOU HAVE VOTED THE COMPANY'S WHITE PROXY CARD, MR. MILLER URGES YOU TO VOTE THE BLUE PROXY CARD. ONLY THE LATEST DATED PROXY WILL COUNT.

If you have any questions or need any assistance in voting your shares, please call the Altman Group toll-free at (800) 249-7140.